As filed with the Securities and Exchange Commission on January 11, 2013

Registration No. 333-185957

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEXAS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-0832210
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1341 W. Mockingbird Lane, Suite 700W, Dallas, Texas	75247
(Address of Principal Executive Offices)	(Zip Code)

Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan

Texas Industries, Inc. Management Deferred Compensation Plan

(Full title of the plan)

Frederick G. Anderson

Vice President and General Counsel

Texas Industries, Inc.

1341 W. Mockingbird Lane, Suite 700W, Dallas Texas 75247

(Name and address of agent for service)

(972) 647-6700

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-185957) (the “Registration Statement”) of Texas Industries, Inc., a Delaware corporation (the “Registrant”), filed by the Registrant on January 10, 2013. The Registration Statement registered the issuance of an additional 2,500,000 shares of common stock, par value $1.00 per share (“Common Stock”), of the Registrant to be offered pursuant to the Texas Industries, Inc. 2004 Omnibus Equity Compensation Plan, as amended and restated (the “2004 Omnibus Equity Compensation Plan”).

The purpose of this Post-Effective Amendment No. 1 is to add an additional plan, the Texas Industries, Inc. Management Deferred Compensation Plan (the “Management Deferred Compensation Plan”), to the Registration Statement. The number of shares of Common Stock authorized to be issued under the Management Deferred Compensation Plan is 2,500,000 shares of Common Stock. The number of shares of Common Stock authorized to be issued under the 2004 Omnibus Equity Compensation Plan is 5,000,000 shares of Common Stock, reduced by the number of shares of Common Stock issued or represented by outstanding awards pursuant to the Management Deferred Compensation Plan. No additional securities are being registered hereby.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The information required by this Item 8 is set forth in the Exhibit Index accompanying this Registration Statement and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 11, 2013.

TEXAS INDUSTRIES, INC.

By:	/s/ MEL G. BREKHUS
	Name:	Mel G. Brekhus
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ MEL G. BREKHUS Mel G. Brekhus	President and Chief Executive Officer (Principle Executive Officer) and Director	January 11, 2013

/s/ KENNETH R. ALLEN* Kenneth R. Allen	Vice President—Finance and Chief Financial Officer (Principal Financial Officer)	January 11, 2013

/s/ T. LESLEY VINES* T. Lesley Vines	Vice President—Corporate Controller and Treasurer (Principal Accounting Officer)	January 11, 2013

/s/ JOHN D. BAKER II* John D. Baker II	Director	January 11, 2013

/s/ EUGENIO CLARIOND* Eugenio Clariond	Director	January 11, 2013

/s/ SAM COATS* Sam Coats	Director	January 11, 2013

/s/ SEAN P. FOLEY* Sean P. Foley	Director	January 11, 2013

/s/ BERNARD LANIGAN, JR.* Bernard Lanigan, Jr.	Director	January 11, 2013

/s/ THOMAS R. RANSDELL* Thomas R. Ransdell	Director	January 11, 2013

/s/ ROBERT D. ROGERS* Robert D. Rogers	Director	January 11, 2013

/s/ THOMAS L. RYAN* Thomas L. Ryan	Director	January 11, 2013

/s/ RONALD G. STEINHART* Ronald G. Steinhart	Director	January 11, 2013

/s/ DOROTHY C. WEAVER* Dorothy C. Weaver * By the following, as attorney-in-fact:	Director	January 11, 2013

/s/ FREDERICK G. ANDERSON Frederick G. Anderson, attorney-in-fact		January 11, 2013

EXHIBIT INDEX

Exhibit Number	Description
24.1	Powers of Attorney (included on the signature page to the Registrant’s Registration Statement on Form S-8
(File No. 333-185957) filed with the Commission on January 10, 2013 and incorporated herein by reference)
99.2	Texas Industries, Inc. Management Deferred Compensation Plan (filed as Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on August 24, 2012 and incorporated herein by reference)